Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

December 30, 2015

Board of Directors

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

Ladies and Gentlemen:

We have acted as counsel to Benefitfocus, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed resale from time to time pursuant to Rule 415 under the Act of 6,242,946 shares of the Company’s common stock, par value $0.001 per share, which may be offered and sold from time to time by selling stockholders of the Company (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Some of the Shares are uncertificated. We assume that issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing any such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

Board of Directors

Benefitfocus, Inc.

December 30, 2015

In expressing the opinion set forth below, we have assumed the following:

1)	The Registration Statement and any amendment thereto (including post-effective amendments) will have become effective, will be effective, and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement;

2)	Any required prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

3)	Any Shares being offered will be sold as contemplated in the Registration Statement and any relevant prospectus supplement;

4)	There shall not have occurred any change in law affecting the validity of the Shares; and

5)	The Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware.

Based upon the foregoing, it is our opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and any prospectus supplement will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectuses included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with sale of the Shares subject to the Registration Statement and prospectus and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP